Exhibit 6.4

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT FOR IMPROVED PROPERTY
(24 HOUR FITNESS, 6500 OLD DENTON ROAD, FORT WORTH, TX)

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this “Assignment”) is made as of May 13, 2019 (the “Effective Date”), by and between RICH UNCLES NNN OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Assignor”) and BRIX REIT, INC., a Maryland corporation (“Assignee”) based on the following facts, intentions and understandings:

A.           AGREE FORT WORTH TX LLC, as seller, and Assignor, as buyer, entered into that certain Purchase Agreement dated April 16, 2019 (the “Purchase Agreement”), concerning purchase by Assignor of that certain property as described therein;

B.           Assignor desires to assign all its right, title and interest in and to the Purchase Agreement to Assignee regarding the purchase of the Subject Premises (as defined in Purchase Agreement) and all related property thereto (the “Assigned Property”); and

C.           Assignee desires to accept such assignment and assume all of Assignor’s rights, duties, obligations and liabilities under the Purchase Agreement pertaining to the Assigned Property.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Assignment. Assignor hereby transfers, assigns and sets over to Assignee, its successors and assigns, all of Assignor’s obligations, right, title and interest in, to and under the Purchase Agreement pertaining to the sale and purchase of the Assigned Property (the “Assignment”).

2.            Assumption. Assignee hereby accepts the Assignment as set forth in Section 1 above, assumes and agrees to be bound by and perform the obligations of Assignor under the Purchase Agreement as set forth in Section 1 above.

3.            Counterparts; Electronic Signatures. This agreement may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. Signatures may be by facsimile or electronic pdf signature.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of the Effective Date.

Assignor:	RICH UNCLES NNN OPERATING PARTNERSHIP, LP, a Delaware limited partnership

	By:	RW HOLDINGS NNN REIT, Inc., a
Maryland corporation, its
General Partner

	By:	/s/ DAVID A. PERDUK
	Name:	David A. Perduk
	Title:	Chief Investment Officer

Assignee:	BRIX REIT, INC., a Maryland corporation

	By:	/s/ DAVID A. PERDUK
	Name:	David A. Perduk
	Title:	Chief Investment Officer

CONSENT BY SELLER

The undersigned Seller hereby consents to the assignment described above.

AGREE FORT WORTH TX LLC, a Delaware limited liability company

By:	/s/ DANIELLE SPEHAR
Name:	Danielle Spehar
Title:	Authorized Representative

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